                                                                  EXHIBIT NO. 21

21.  SUBSIDIARIES  (all wholly-owned, except where otherwise indicated)
     ------------

                                                                State of
              Name                                            Incorporation
              ----                                            -------------
  Aalert Paging Company                                       Delaware
  Subsidiaries of Aalert Paging Company:
      Aalert Paging Company of Phoenix                        Delaware
      Aalert Paging Company of Sacramento                     California
      Aalert Paging Company of Salt Lake City                 Delaware
      Aalert Paging Company of San Diego                      California
      Aalert Paging Company of San Francisco                  California
      Aalert Paging Company of Tucson                         Delaware
  Blue Mountain Consolidated Water Company                    Pennsylvania
  Citizens Cable Company                                      Delaware
  Citizens Communications Services, Inc.                      California
  Citizens Mohave Cellular Company                            Delaware
  Citizens Resources Company                                  Delaware
  Citizens Telecommunications Company                         Delaware
  Citizens Telecommunications Company of California           California
  Citizens Telecommunications Company of Idaho                Delaware
  Citizens Telecommunications Company of Montana              Delaware
  Citizens Telecommunications Company of New York             New York
  Citizens Telecommunications Company of Oregon               Delaware
  Citizens Telecommunications Company of Utah                 Delaware
  Citizens Utilities Company of California                    California
  Citizens Utilities Company of Illinois                      Illinois
    Subsidiaries of Citizens Utilities Company of Illinois:
      Derby Meadows Utility Company, Inc.                     Illinois
      DuPage Utility Company                                  Illinois
  Citizens Utilities Company of Ohio                          Ohio
  Citizens Utilities Company of Pennsylvania                  Pennsylvania
  Citizens Utilities Home Water Company                       Pennsylvania
  Citizens Utilities Rural Company, Inc.                      Delaware
  Citizens Utilities Water Company of Pennsylvania            Pennsylvania
  CU CapitalCorp                                              Delaware
    Subsidiary of CU CapitalCorp:
      Electric Lightwave, Inc./(1)/                           Delaware
  Electric Energy Export Corporation                          Arizona
  Flowing Wells, Inc.                                         Indiana
  Francis Land and Water Company                              California
  Glen Alsace Water Company                                   Pennsylvania
  Havasu Water Company, Inc.                                  Arizona
  Jackson Water Works, Inc.                                   California
  Lake Heritage Utilities, Inc.                               Pennsylvania
  Larkfield Water Company                                     California
  LGS Concord Corporation                                     Minnesota
  LGS Natural Gas Company                                     Louisiana
  LGS Securities, Inc.                                        Louisiana
  Southwestern Capital Corporation                            Delaware
  Southwestern Investments, Inc.                              Nevada

  Sun City Sewer Company                                      Arizona
  Sun City Water Company                                      Arizona
  Sun City West Utilities Company                             Arizona
  Tubac Valley Water Company, Inc.                            Arizona
  Utilities Advances Corporation                              New York
  Valley Utility Company                                      Ohio

/(1)/ 97% voting stock ownership